                                                                  EXHIBIT 10.25


                         PURCHASE AND SALE AGREEMENT


                                By and Between

                            MEDIA ARTS GROUP, INC.

                                  ("SELLER")


                                     and


                           LIMAR REALTY CORP. #36

                                  ("BUYER")

                              TABLE OF CONTENTS


                                                                          PAGE
1.  PURCHASE AND SALE.....................................................   1
    1.1   PROPERTY........................................................   1
    1.2   REAL PROPERTY...................................................   2
    1.3   ASSIGNMENT......................................................   2

2.  PURCHASE PRICE........................................................   2
    2.1   INITIAL DEPOSIT.................................................   2
    2.2   ADDITIONAL DEPOSIT..............................................   2
    2.3   INTEREST ON DEPOSIT.............................................   3
    2.4   DISPOSITION OF DEPOSIT..........................................   3
    2.5   LOAN AMOUNT.....................................................   3
    2.6   CASH BALANCE....................................................   3

3.  TITLE: NEW LEASES.....................................................   3
    3.1   VESTING OF TITLE................................................   3
    3.2   BUYER'S TITLE INSURANCE.........................................   3
    3.3   NEW LEASE.......................................................   3

4.  ESCROW................................................................   4
    4.1   OPENING OF ESCROW...............................................   4
    4.2   INSTRUCTIONS TO TITLE COMPANY...................................   4

5.  CLOSING: LOAN.........................................................   4
    5.1   CLOSING.........................................................   4
    5.2   FAILURE TO CLOSE................................................   4
    5.3   LOAN............................................................   4

6.  DUE DILIGENCE.........................................................   5
    6.1   DUE DILIGENCE PERIOD............................................   5
    6.2   AVAILABLE INFORMATION...........................................   5
          6.2.1  REQUESTED MATERIALS......................................   5
          6.2.2  PROPERTY FILES...........................................   5
    6.3   TITLE REPORT: PERMITTED EXCEPTIONS..............................   5
    6.4   INSPECTION: RIGHT OF ENTRY......................................   6
          6.4.1  PHASE I ENVIRONMENTAL AUDIT..............................   7
          6.4.2  ENVIRONMENTAL CONDITIONS.................................   7
    6.5   INDEMNITY: RETURN...............................................   7
    6.6   GENERAL CONDITIONS..............................................   7

7.  CONDITIONS TO CLOSING.................................................   7
    7.1   SELLER'S CONDITIONS.............................................   7

                                       i


          7.1.1  BUYER'S DELIVERIES.......................................   8
          7.1.2  BUYER'S REPRESENTATIONS..................................   8
          7.1.3  BUYER'S PERFORMANCE......................................   8
          7.1.4  SELLER'S PURCHASE........................................   8
          7.1.5  NEW LEASE................................................   8
    7.2   BUYER'S CONDITIONS..............................................   8
          7.2.1  SELLER'S DELIVERIES......................................   8
          7.2.2  SELLER'S REPRESENTATIONS.................................   8
          7.2.3  SELLER'S PERFORMANCE.....................................   8
          7.2.4  BUYER'S TITLE POLICY.....................................   8
          7.2.5  DUE DILIGENCE MATERIALS..................................   8
          7.2.6  MATERIAL ADVERSE CHANGE..................................   8
          7.2.7  SELLER'S PURCHASE........................................   8
          7.2.8  LEASEBACK................................................   8
    7.3   FAILURE OF CONDITIONS...........................................   9
    7.4   SATISFACTION OF CONDITIONS......................................   9

8.  DELIVERIES INTO ESCROW................................................   9
    8.1   DELIVERIES BY SELLER............................................   9
          8.1.1  DEED.....................................................   9
          8.1.2  BILL OF SALE.............................................   9
          8.1.3  ASSIGNMENT...............................................   9
          8.1.4  FIRPTA...................................................   9
          8.1.5  FORM 590.................................................   9
          8.1.6  NEW LEASE................................................   9
          8.1.8  SELLER'S AUTHORITY.......................................   9
    8.2   DELIVERIES BY BUYER.............................................   9
          8.2.1  CASH.....................................................  10
          8.2.2  ASSIGNMENT...............................................  10
          8.2.3  BUYER'S AUTHORITY........................................  10
          8.2.4  NEW LEASE................................................  10
          8.2.5  REQUEST FOR RECONVEYANCE.................................  10
          8.2.6  PROMISSORY NOTE..........................................  10
          8.2.7  OTHER DOCUMENTS..........................................  10
    8.3   DELIVERY TO BUYER UPON CLOSING..................................  10
    8.4   DELIVERY FOLLOWING CLOSING......................................  10

9.  PRORATIONS; CLOSING COSTS; SECURITY DEPOSIT...........................  10
    9.1   PRORATIONS......................................................  10
          9.1.1  TAXES AND ASSESSMENTS....................................  10
          9.1.2  OPERATING EXPENSES.......................................  11
          9.1.3  CALCULATION OF PRORATIONS................................  11
    9.2   CLOSING COSTS...................................................  11
          9.2.1  SELLER'S COSTS...........................................  11
          9.2.2  BUYER'S COSTS............................................  11

                                       ii


    9.3   SECURITY DEPOSITS...............................................  11
    9.4   OTHER EXPENSES..................................................  11

10. OPERATION OF PROPERTY PENDING THE CLOSING.............................  11
    10.1  NORMAL COURSE OF BUSINESS.......................................  12
    10.2  FURTHER ENCUMBRANCES............................................  12
    10.3  ADDITIONAL NEW LEASES...........................................  12
    10.4  ENVIRONMENTAL MATTERS...........................................  12

11. REPRESENTATIONS AND WARRANTIES........................................  12
    11.1  NO REPRESENTATIONS OR WARRANTIES BY SELLER......................  12
    11.2  SELLER'S REPRESENTATIONS AND WARRANTIES.........................  12
          11.2.1  AUTHORITY...............................................  12
          11.2.2  PENDING ACTIONS.........................................  13
          11.2.3  GOVERNMENT REGULATIONS..................................  13
          11.2.4  LICENSES................................................  13
          11.2.5  TAXES...................................................  13
          11.2.6  UTILITIES...............................................  13
          11.2.7  PHYSICAL DEFECTS........................................  13
          11.2.8  SOIL DEFECTS............................................  13
          11.2.9  INSURANCE NOTICE........................................  13
          11.2.10 HAZARDOUS MATERIALS.....................................  14
          11.2.11 MATERIAL FACTS..........................................  14
          11.2.12 LEASES..................................................  14
          11.2.13 SERVICE CONTRACTS.......................................  15
          11.2.14 FINANCIAL RECORDS.......................................  15
          11.2.15 ACCESS..................................................  15
          11.2.16 FOREIGN PERSON..........................................  15
          11.2.17 SQUARE FOOTAGE..........................................  15
          11.2.18 GOOD TITLE..............................................  15
          11.2.19 CORRECT COPIES..........................................  15
          11.2.20 OPTION TO PURCHASE......................................  15
          11.2.21 TRUE AS OF CLOSING......................................  15
          11.2.22 MATERIAL CHANGES........................................  15
          11.2.23 SELLER'S KNOWLEDGE......................................  16
    11.3  BUYER'S REPRESENTATIONS AND WARRANTIES..........................  16
          11.3.1  AUTHORITY TO EXECUTE; ORGANIZATION......................  16
          11.3.2  FINANCIAL CONDITION.....................................  16
          11.3.3  NO ENCUMBRANCE..........................................  16

12. INDEMNIFICATION.......................................................  16
    12.1  INDEMNIFICATION OF BUYER........................................  16
    12.2  DEFENSE OF CLAIMS AGAINST BUYER.................................  16
    12.3  INDEMNIFICATION OF SELLER.......................................  17
    12.4  DEFENSE OF CLAIMS AGAINST SELLER................................  17

                                      iii


13. CASUALTY OR CONDEMNATION..............................................  17
    13.1  CASUALTY........................................................  17
    13.2  CONDEMNATION....................................................  18

14. COMMISSIONS...........................................................  18
    14.1  PAYMENT OF THE SALES COMMISSION.................................  18
    14.2  LEASING COMMISSION..............................................  19

15. NOTICES...............................................................  19

16. MISCELLANEOUS.........................................................  20
    16.1  TIME............................................................  20
    16.2  ATTORNEYS' FEES.................................................  20
    16.3  NO WAIVER.......................................................  20
    16.4  ENTIRE AGREEMENT................................................  20
    16.5  SURVIVAL........................................................  20
    16.6  SUCCESSORS AND ASSIGNS..........................................  20
    16.7  SEVERABILITY....................................................  20
    16.8  PURCHASE PRICE ALLOCATION.......................................  20
    16.9  CAPTIONS........................................................  21
    16.10 EXHIBITS........................................................  21
    16.11 RELATIONSHIP OF THE PARTIES.....................................  21
    16.12 GOVERNING LAW...................................................  21
    16.13 REVIEW BY COUNSEL...............................................  21
    16.14 CONFIDENTIALITY.................................................  21
    16.15 COUNTERPARTS....................................................  21
    16.16 LICENSED REAL ESTATE BROKERS....................................  21

17. LIQUIDATED DAMAGES....................................................  21

18. DEFINITIONS...........................................................  22


                                STANDARD FORM

                         PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT ("AGREEMENT") is made and entered into as of the 3rd day of June, 1997 (the "EFFECTIVE DATE") by and between Media Arts Group, Inc., a Delaware corporation ("SELLER"), and Limar Realty Corp. #36, a California corporation ("BUYER").

                                   RECITALS

     This Agreement is made with respect to the following facts and circumstances:

     A. Seller will own prior to the Closing (as defined in Section 5.1 below), certain real property commonly known as the Media Arts Building, with the street address of 521 Charcot Avenue, San Jose, California, which real property is referred to in this Agreement as the "Property" and is more particularly defined below.

     B. Seller is currently the lessee of the Property and pursuant to the lease ("EXISTING LEASE") dated February 7, 1994, by and between Seller as lessee and South Bay/Crip III Associated Joint Venture ("SOUTH BAY") as landlord, as thereafter amended. Seller has an option to purchase the Property.

     C. An escrow ("SELLER ESCROW") for the purchase of the Property by Seller from South Bay has, or will be established, at the Title Company (as defined in Section 4.1 below).

     D. Subject to the terms and conditions of this Agreement, and immediately following purchase of the Property by Seller pursuant to its option, Seller desires to sell and Buyer desires to purchase the Property through an Escrow (as defined in Section 4.1 below) to be established at the Title Company, which Escrow is to close simultaneously with the Seller Escrow as more particularly described in this Agreement.

     E. In connection with the Seller Escrow and in order to facilitate the purchase of the Property by Seller, Buyer will, subject to the provisions of this Agreement, loan to Seller certain funds as more particularly described in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer agree as follows:

     1.  PURCHASE AND SALE.

         1.1 PROPERTY. Subject to the terms and conditions hereof, Seller hereby agrees to sell, convey and assign to Buyer, and Buyer hereby agrees to purchase and accept from Seller on the Closing Date (as defined below) the following (collectively, the "PROPERTY"):

              1.1.1. The real property consisting of approximately 6.58 acres which is legally described on EXHIBIT 1.1.1 attached hereto, together with any and all rights, privileges and easements, rights of way, and other appurtenances used or connected with the beneficial use or enjoyment of such land (the "LAND");

              1.1.2 All buildings and other improvements and fixtures of every kind and description located in, on, over, or under the Land including without limitation that certain building consisting of approximately 90,000 square feet of net rentable area, any apparatus, equipment and appliances incorporated therein and used in connection with the operation and occupancy thereof, such as heating and air conditioning systems, facilities used to provide any utility service, ventilation, or other services thereto, parking lots or structures, landscaping and roadways (all of which are collectively referred to as the "IMPROVEMENTS"); and

              1.1.3 All right, title and interest of Seller in and to all tangible personal property, if any, conveyed to Seller by South Bay in connection with the Seller Escrow (the "PERSONAL PROPERTY").

         1.2 REAL PROPERTY. The Land and Improvements are collectively referred to as the "REAL PROPERTY".

         1.3 ASSIGNMENT. In addition, Seller shall convey and assign to Buyer all of the right, title and interest of Seller in and to (i) all current licenses, permits, certificates of occupancy, approvals and entitlements issued or granted in connection with the Real Property as well as any and all development rights and any other intangible rights, interests or privileges relating to or used in connection with the Real Property; (ii) the right to use the current names of the Real Property, logos, trademarks, tradenames and symbols and promotional materials; and (iii) all transferrable warranties, guarantees or sureties relating to the Real Property. Such assignment shall be made pursuant to the form described in Section 8.1.3 below ("ASSIGNMENT") and all of the above interests as described in this
Section 1.3 shall be referred to collectively as the "INTANGIBLE PROPERTY".

     2.  PURCHASE PRICE.

         Buyer shall pay as the total purchase price for the Property ("PURCHASE PRICE") the sum of Seven Million Six Hundred Thousand Dollars ($7,600,000.00). The Purchase Price shall be paid as follows:

         2.1 INITIAL DEPOSIT. Within three (3) business days of the Effective Date, Buyer shall cause Two Hundred Fifty Thousand Dollars ($250,000.00)(the "INITIAL DEPOSIT) to be delivered into Escrow.

         2.2 ADDITIONAL DEPOSIT. No later than the Due Diligence Date (as defined in Section 6.1 below) and provided Buyer has waived or approved the due diligence condition set forth in Section 7.2.5, Buyer will cause an additional Two Hundred Fifty Thousand Dollars ($250,000.00)(the "ADDITIONAL DEPOSIT") to be delivered into Escrow.

         2.3 INTEREST ON DEPOSIT. The Initial Deposit and the Additional Deposit shall be held by the Title Company as an earnest money deposit towards the Purchase Price. The Initial Deposit and thereafter the Additional Deposit, if made, shall be held in Escrow in a federally insured interest bearing account or other investment suitable for daily investment with any interest accruing thereon to be paid or credited to Buyer. The Initial Deposit shall sometimes be referred to as the "DEPOSIT" until the Additional Deposit is delivered into Escrow, at which time the term "Deposit" shall refer to the sum of the Initial Deposit and the Additional Deposit.

         2.4  DISPOSITION OF DEPOSIT.  At the Closing (as defined in Section
5.1 below) the Deposit shall be applied and credited toward the payment of the Purchase Price. If Escrow does not close, and the Agreement is terminated in a manner governed by Section 7.3 or 13, the Deposit will be disbursed to Buyer as provided in such Sections. If the Escrow does not close and neither
Section 7.3 nor Section 13 applies, the Deposit together with interest accrued thereon shall be promptly returned to Buyer unless the provisions of
Section 17 are applicable, in which case the disposition of the Deposit shall be governed by the provisions of Section 17.

         2.5 LOAN AMOUNT. As more particularly described in Section 5.3 below, Buyer shall be entitled to a credit against the Purchase Price in the amount equal to the outstanding principal balance of the Loan (as defined in Section 5.3 below) together with accrued and unpaid interest, if any.

         2.6 CASH BALANCE. On or before the Closing, Buyer shall deliver into Escrow in immediately available funds the balance of the Purchase Price.

     3.  TITLE; NEW LEASES.

         3.1 VESTING OF TITLE. At Closing, Seller shall convey good and marketable fee simple absolute title to the Real Property to Buyer by grant deed (as further described in Section 8.1.1 below), free and clear of all liens, encumbrances, easements, restrictions, rights, covenants and conditions of any kind or nature whatsoever save and except only for the Permitted Exceptions (as defined in Section 6.3 below). At Closing, Seller shall further (i) convey to Buyer good title to the Personal Property, if any, by bill of sale (as further described in Section 8.1.2 below) and (ii) assign to Buyer good title to the Intangible Property by the Assignment, all of which shall be conveyed and assigned free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever.

         3.2 BUYER'S TITLE INSURANCE. At Closing, the Title Company shall issue to Buyer an ALTA extended coverage owner's form of title insurance policy in the amount of the Purchase Price insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions ("BUYER'S TITLE POLICY"). Buyer shall be entitled to request that the Title Company provide, at Buyer's cost and expense, such additional endorsements to the Buyer's Title Policy as Buyer may reasonably require, provided that such endorsements shall be at no cost or additional liability to Seller and the Closing shall not be delayed as a result of Buyer's request.

         3.3 NEW LEASE. Following the Closing, the Seller will occupy the Property as a tenant pursuant to a lease (the "NEW LEASE") to be entered into by Seller as tenant and Buyer as landlord, which New Lease is to be effective as of the Closing and is to be in the form attached hereto as EXHIBIT 3.3. Each of the Seller and Buyer agree to execute the New Lease to be effective as of, and subject to the Closing. The Existing Lease will terminate as of the closing of the Seller Escrow and Seller will deliver to Buyer as of the Closing of the Escrow a Certificate of Termination in a form reasonably acceptable to Buyer warranting the termination of the Existing Lease.

     4.  ESCROW.

         4.1 OPENING OF ESCROW. Seller shall deliver a fully executed counterpart of this Agreement into escrow ("ESCROW") to be established at Santa Clara Land Title Company, San Jose, California ("TITLE COMPANY") within three (3) business days following the Effective Date. The Buyer shall cause the Initial Deposit to be delivered into Escrow as provided in Section 2.1.

         4.2 INSTRUCTIONS TO TITLE COMPANY. Seller and Buyer shall each be entitled to submit escrow instructions to the Title Company in connection with the Closing of the Escrow. Seller and Buyer shall in addition execute such further escrow instructions as the Title Company may reasonably require in connection with the Closing. In the event of any conflict between the terms and conditions of this Agreement and the provisions of any escrow instructions prepared by Seller, Buyer or the Title Company, the terms and conditions of this Agreement shall control.

     5.  CLOSING LOAN.

         5.1 CLOSING. The purchase and sale of the Property as contemplated by this Agreement, including but not limited to the recordation of the Deed (as defined in Section 8.1.1 below) and the completion of the other matters required by this Agreement to be done contemporaneously (the "CLOSING") shall occur no later than five (5) business days following the Due Diligence Date or such earlier date as is selected by Buyer upon at least two (2) business days prior written notice to Seller and the Title Company. The date on which the Closing actually occurs shall be referred to as the "CLOSING DATE". It is acknowledged that the Closing pursuant to this Agreement shall be simultaneous with the closing of the Seller Escrow.

         5.2 FAILURE TO CLOSE. If the Closing does not occur on or before the date set forth in Section 5.1 above, then in the absence of a written agreement between the parties to extend the Closing Date, either party hereto may elect to terminate this Agreement upon giving written notice of such termination to the other and to the Title Company. In such event, except in a case where the provisions of Section 17 are applicable, the Deposit together with interest accrued thereon shall be promptly returned to Buyer.

         5.3 LOAN. In connection with the closing of the Seller Escrow, and provided that as of the Closing hereunder, Seller is not in default pursuant to this Agreement, Seller has delivered into Escrow all the matters required to be delivered by Seller to effect the Closing and Buyer is otherwise obligated to perform pursuant to this Agreement, then Buyer hereby agrees to loan to Seller (the "LOAN") an amount sufficient to allow Seller to purchase the Property and close the Seller Escrow in accordance with the provisions of Seller's option provided that, in no event shall the Loan be in excess of the sum of Five Million Nine Hundred Thousand Dollars ($5,900,000). The amount of the Loan shall be funded by Buyer into the Seller Escrow in immediately available funds on or before the Closing Date. The Loan shall be evidenced by a Promissory Note in the form attached hereto as EXHIBIT 5.3-1. The Loan shall provide for an interest rate of 10% per annum, for accrual of interest to commence on the date that Buyer places the Loan amount into the Seller Escrow and for payment of the entire unpaid principal balance together with any accrued and unpaid interest on or before 30 days following the close of the Seller Escrow. The loan shall be secured by a Deed of Trust with assignment of rents ("DEED OF TRUST") in the form attached hereto as EXHIBIT 5.3-2. As a condition of the obligation of Buyer to make the Loan, the Title Company shall be unconditionally prepared to issue to Buyer, in connection with the Seller Escrow, an ALTA Lender's Title Insurance Policy in the amount of the Loan, insuring the lien of the Deed of Trust subject only to the Permitted Exceptions (as defined below). In connection with the Close of the Escrow, the lien of the Deed of Trust shall be reconveyed and Buyer shall be entitled to a credit against the Purchase Price in the full amount of the outstanding principal balance of the Loan, together with accrued and unpaid interest, if any.

      6.   DUE DILIGENCE.

           6.1 DUE DILIGENCE PERIOD. The period commencing as of the Effective Date and continuing through the date ("DUE DILIGENCE DATE") which is fifteen (15) business days following the Effective Date shall be referred to as the "DUE DILIGENCE PERIOD".

           6.2 AVAILABLE INFORMATION. Seller shall make available to Buyer the following documents and materials (collectively, the "DUE DILIGENCE MATERIALS"):

                6.2.1 REQUESTED MATERIALS. Following the Effective Date Buyer will deliver to Seller a list of documents and materials (e.g. structural reports, environmental reports, building plans, property tax bills, etc.) relating to the Property. Seller shall promptly furnish to Buyer for its review copies of all such documents and materials in the possession of Seller, reasonably accessible to Seller or in the possession of or reasonably accessible to Seller's property manager, if any. The obligation of Seller, as described in this Section 6.2.1 shall be limited to providing copies of existing documents and materials and Seller shall have no obligation to obtain any additional reports or incur any costs in connection with any additional reports. Seller shall, however, immediately provide copies to Buyer of any reports or similar documents, if any, as provided to Seller by South Bay or its representative(s). Seller shall, in addition, reasonably cooperate with Buyer in connection with obtaining any reports or like documents from South Bay.

                6.2.2 PROPERTY FILES. Seller shall make available to Buyer and Buyer's agents and representatives, upon reasonable notice and during normal business hours, all files in the possession of Seller, reasonably accessible to Seller or in possession of or reasonably accessible to Seller's property manager, if any, relating to the ownership, operation, construction, use or occupancy of the Property, or any portion of the Property. Seller shall furnish Buyer copies of such material relative to the Property as Buyer may request. Seller shall, in addition, reasonably cooperate with Buyer in providing Buyer with access to all files with respect to the Property made available by or obtainable from South Bay or its representative(s).

           6.3 TITLE REPORT; PERMITTED EXCEPTIONS. Within five (5) business days after the Effective Date, Seller shall obtain and deliver to Buyer a current preliminary title report ("TITLE REPORT") for the Real Property prepared by the Title Company, together with a legible copy of the documents listed as exceptions therein. If Buyer does not receive the Title Report and a legible copy of all such documents within five (5) business days after the Effective Date, each of the other dates provided in this Agreement, including, but not limited to the Due Diligence Date and the Closing Date, shall be extended by one (1) day for each day that Buyer's receipt of the Title Report and a legible copy of all such documents is delayed. Seller shall, within ten (10) business days after the Effective Date, obtain and deliver to Buyer and the Title Company a survey ("SURVEY") prepared by a licensed engineer which Survey shall be reasonably current and sufficient to provide the basis for an ALTA extended coverage owner's policy of title insurance without boundary, encroachment or survey exceptions. In connection with the Survey, Seller shall cause the Title Company to issue an ALTA supplement to the Title Report reflecting any and all exceptions, if any, indicated by the Survey ("ALTA SUPPLEMENT") or, in the alternative, written confirmation ("NO SUPPLEMENT NOTICE") that no supplement to the Title Report is necessary by reason of the Title Company's review of the Survey. Within five (5) business days following receipt by Buyer of the Title Report, copies of the documents listed as exceptions and the ALTA Supplement, or, in the alternative, the No Supplement Notice (but in any event not later than three (3) business days prior to the Due Diligence Date), Buyer shall give notice ("TITLE NOTICE") to Seller of the exceptions to title as shown on the Title Report and the ALTA Supplement, if any, approved by Buyer and those disapproved by Buyer. Seller shall have three (3) business days after the date on which the Title Notice is given (but no later than 5:00 p.m. on the day one (1) business day prior to the Due Diligence Date) to have the objected to title exceptions removed to the reasonable satisfaction of Buyer, if Seller so elects. If within such time, Seller declines or fails to have all of such title exceptions removed, Buyer shall have the option to either
(i) terminate this Agreement by notice to Seller, in which case all rights and obligations hereunder of each party shall be at an end (except those matters which are specifically stated in this Agreement to survive the termination) and the Deposit together with interest accrued thereon shall be promptly returned to Buyer; or (ii) elect to accept title to the Property as it then is, but Buyer shall have no other option or remedy. Notwithstanding any provisions to the contrary contained in this Agreement, Seller shall pay (or cause to be paid) and remove all liens at or prior to the Closing evidencing delinquent property taxes, deeds of trust or other contractual monetary obligations. The title exceptions as shown on the Title Report (and the ALTA Supplement, if any) approved by Buyer, as well as those title exceptions, if any, initially disapproved by Buyer but thereafter accepted shall be referred to herein as the "PERMITTED EXCEPTIONS". The Permitted Exceptions shall include the possessory rights of Seller as tenant pursuant to the New Lease. If Buyer fails to timely give the Title Notice to Seller or fails to make the elections set forth in (i) or (ii) above on or before the Due Diligence Date, then Buyer shall be deemed to have elected to terminate this Agreement in which event all rights and obligations hereunder of each party shall be at an end (except those matters which are specifically stated in this Agreement to survive the termination) and the Deposit together with interest thereon shall be promptly returned to Buyer.

           6.4 INSPECTION; RIGHT OF ENTRY. Buyer shall have the right, during the Due Diligence Period and subject to the terms and conditions of
Section 6.5 below, (i) to enter the Real Property to inspect the same (including the performance of environmental audits of the Real Property in accordance with the terms of Section 6.4.1 and 6.4.2 below), upon reasonable notice to Seller, provided that Buyer does not unreasonably disturb any business or other tenant operations or activities on the Real Property, and
(ii) to contact representatives of tenants and/or third parties who have executed service contracts with Seller or Seller's representatives regarding the Real Property. Seller shall cooperate with Buyer in notifying tenants as to Buyer's inspection thereof.

              6.4.1 PHASE I ENVIRONMENTAL AUDIT. During the Due Diligence Period, Buyer may conduct (or have conducted on its behalf by an environmental auditor) a phase I environmental audit of the Real Property, subject to the terms and conditions of Sections 6.4.2 and 6.5 below.

              6.4.2 ENVIRONMENTAL CONDITIONS. In the event that Buyer shall conduct a phase I environmental audit of the Real Property, Buyer shall provide Seller with at least forty-eight (48) hours' prior written notice of its intent thereof. Buyer shall not disclose to any third party, other than Buyer's consultants, agents and attorneys associated with such environmental investigation, the results of any of Buyer's inspections or testing of the Real Property (collectively, "INVESTIGATIONS"). Prior to performing any of the Investigations, Buyer shall obtain any required permits and authorizations and shall pay all applicable fees required by any public body or agency in connection therewith.

         6.5 INDEMNITY; RETURN. Buyer shall indemnify, defend by counsel reasonably acceptable to Seller, and hold Seller harmless from and against any cost, expense, claim, liability or demand, including reasonable attorneys' fees, arising from such entry by Buyer or from the performance of any testing or other Investigations of the Real Property by Buyer, except with respect to any loss or liability incurred by Seller resulting from the mere discovery by Buyer of the presence of Hazardous Materials (as defined below) at the Property or the existence of other defects with respect to the Property. If this transaction does not close for any reason, Buyer shall repair any damage to the Real Property resulting from Buyer's entry onto the Real Property, including any tests and other Investigations. The aforesaid indemnity and other agreements of Buyer set forth in this Section 6.5 shall survive without limitation the termination or other expiration of this Agreement.

         6.6 GENERAL CONDITIONS. Buyer shall have the right to review and approve, in its sole, absolute and subjective discretion, during the Due Diligence Period, the Due Diligence Materials, title to the Property and any physical or other items set forth in Sections 6.2, 6.3 and 6.4 above. In the event that Buyer does not approve or waive each such item by giving written notice of such approval and/or waiver to Seller on or before the Due Diligence Date, this Agreement shall terminate, all rights and obligations hereunder of each party shall be at an end (except those matters which are specifically stated in the Agreement to survive the termination), and the Deposit together with interest thereon shall be promptly returned to Buyer.

    7.  CONDITIONS TO CLOSING.

         7.1 SELLER'S CONDITIONS. The obligation of Seller to sell and convey the Property pursuant to this Agreement is subject to the satisfaction on or before the Closing Date (or such earlier date as is specifically set forth in this Agreement) of all of the following conditions precedent, which conditions are for the benefit of Seller only and the satisfaction of which may be waived only in writing by Seller:

              7.1.1 BUYER'S DELIVERIES. Delivery and execution by Buyer of all monies, items and instruments required to be delivered by Buyer pursuant to this Agreement;

              7.1.2 BUYER'S REPRESENTATIONS. Buyer's warranties and representations set forth herein shall be true and correct as of the Closing Date;

              7.1.3 BUYER'S PERFORMANCE. Buyer shall have performed each and every agreement to be performed by Buyer pursuant to this Agreement;

              7.1.4 SELLER'S PURCHASE. Seller shall have completed its acquisition of the Property; and

              7.1.5 NEW LEASE. Seller and Buyer shall have executed the New Lease.

         7.2 BUYER'S CONDITIONS. The obligation of Buyer to acquire the Property pursuant to this Agreement is subject to the satisfaction on or before the Closing Date (or such earlier date as is specifically set forth in this Agreement) of all of the following conditions precedent which conditions are for the benefit of Buyer only and the satisfaction of which may be waived only in writing by Buyer:

              7.2.1 SELLER'S DELIVERIES. Delivery and execution by Seller of all instruments and other items required to be delivered by Seller pursuant to this Agreement;

              7.2.2 SELLER'S REPRESENTATIONS. Seller's warranties and representations set forth herein shall be true and correct as of the Closing Date;

              7.2.3 SELLER'S PERFORMANCE. Seller shall have performed each and every agreement to be performed by Seller pursuant to this Agreement;

              7.2.4 BUYER'S TITLE POLICY. As of the Closing, the Title Company shall have issued or shall have committed to issue, upon the sole condition of the payment of its regularly scheduled premium, the Buyer's Title Policy;

              7.2.5 DUE DILIGENCE MATERIALS. Buyer's inspection and written approval on or prior to the Due Diligence Date of the matters described in
Section 6.6 including the Due Diligence Materials, the Title Report and all other physical, environmental, legal and other matters relating to the Property which Buyer may, in Buyer's sole discretion, elect to investigate;

              7.2.6 MATERIAL ADVERSE CHANGE. Between the Effective Date and the Closing Date except as set forth in Section 13.1 and Section 13.2, there shall have been no material adverse change in the physical condition of the Property;

              7.2.7 SELLERS' PURCHASE. Seller shall have completed its acquisition of the Property; and

              7.2.8 LEASEBACK. Seller and Buyer shall have executed the New Lease.

         7.3 FAILURE OF CONDITIONS. If any of the conditions set forth in Sections 7.1 or 7.2 are not timely satisfied or waived, for any reason other than the default of Buyer or Seller under this Agreement, then this Agreement and the rights and obligations of Buyer and Seller shall terminate and be of no further force or effect except as to those matters as specifically stated in this Agreement to survive termination, in which case the Title Company is hereby instructed to return promptly to the party which placed such items into Escrow all funds (including the Deposit together with interest accrued thereon to be promptly returned to Buyer) and documents which are held by the Title Company on the date of termination.

         7.4 SATISFACTION OF CONDITIONS. The occurrence of the Closing shall constitute satisfaction of conditions not otherwise specifically satisfied or waived by Buyer or Seller.

    8.  DELIVERIES INTO ESCROW.

         8.1 DELIVERIES BY SELLER. At least one (1) business day before the Closing, Seller shall deliver or cause to be delivered into Escrow (with a copy delivered concurrently to Buyer) the following documents duly executed and acknowledged where appropriate:

              8.1.1 DEED. Standard-form grant deed (the "DEED") in the form set forth on EXHIBIT 8.1.1 to be attached hereto conveying the Real
Property to Buyer as provided in this Agreement;

              8.1.2 BILL OF SALE. Bill of sale ("BILL OF SALE") in the form set forth on EXHIBIT 8.1.2 to be attached hereto conveying the Personal Property to Buyer;

              8.1.3  ASSIGNMENT.  The Assignment in the form set forth on
EXHIBIT 8.1.3 to be attached hereto;

              8.1.4 FIRPTA. Certificate of non-foreign status to confirm that Buyer is not required to withhold part of the Purchase Price pursuant to
Section 1445 of the Internal Revenue Code of 1986, as amended;

              8.1.5  FORM 590.  Franchise Tax Board Form (590);

              8.1.6  NEW LEASE.  Two original counterparts of the New Lease;

              8.1.7 EXISTING LEASE. A certificate of termination as described in Section 3.3; and

              8.1.8 SELLER'S AUTHORITY. Such proof of Seller's authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company or Buyer.

         8.2 DELIVERIES BY BUYER. Buyer shall deliver into Escrow the following cash and shall, at least one (1) business day before the Closing, deliver or cause to be delivered the following documents (with a copy delivered concurrently to Seller) duly executed and acknowledged where appropriate:

              8.2.1 CASH. The cash portion of the Purchase Price and such additional sums as are necessary to pay the Buyer's share of closing costs, prorations and any fees as more particularly set forth in Section 9 below;

              8.2.2  ASSIGNMENT.  The Assignment;

              8.2.3 BUYER'S AUTHORITY. Such proof of Buyer's authority and authorization to enter into this Agreement and consummate the transaction contemplated by this Agreement, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company or Seller;

              8.2.4  NEW LEASE.  Two original counterparts of the New Lease;

              8.2.5 REQUEST FOR RECONVEYANCE. A Request for Reconveyance of the Deed of Trust;

              8.2.6 PROMISSORY NOTE. The original promissory note, having been executed by Seller and delivered to Buyer in connection with the Seller Escrow, which promissory note, on the occurrence of the Closing shall be marked "paid" and delivered to Seller; and

              8.2.7 OTHER DOCUMENTS. Such other documents as may be reasonably necessary and appropriate to complete the Closing of the transaction contemplated herein.

          8.3 DELIVERY TO BUYER UPON CLOSING. Seller shall deliver possession of the Property, subject to Seller's possessory rights as the tenant of the Property pursuant to the New Lease to Buyer upon the Closing.

          8.4 DELIVERY FOLLOWING CLOSING. Within one (1) business day following the Closing, Seller shall deliver to Buyer: (i) all building plans and specifications with respect to the Property which are in the possession of Seller or reasonably accessible to Seller or its property manager; (ii) all structural reviews, architectural drawings, engineering, soils, seismic, geologic and architectural reports in the possession of Seller or reasonably accessible to Seller or its property manager; and (iii) such other matters and documents in the possession of Seller or reasonably accessible to Seller or to its property manager as Buyer may reasonably request.

     9.  PRORATIONS; CLOSING COSTS; SECURITY DEPOSIT.

         9.1  PRORATIONS.

               9.1.1 TAXES AND ASSESSMENTS. All non-delinquent real estate taxes on the Property shall be prorated through Escrow based on the actual current tax bill as of 12:01 a.m. on the Closing Date. If after the Closing, supplemental real estate taxes are assessed against the Property by reason of any event occurring prior to the Closing Date, Buyer and Seller shall adjust the proration of the real estate taxes following the Closing. Any delinquent taxes on the Property shall be paid at the Closing from funds accruing to Seller. All assessments or installment payments thereof which are due and payable prior to the Closing Date shall be paid at the Closing from funds accruing to Seller. Seller shall have no obligation to pay any assessment amounts not then due and payable.

               9.1.2 OPERATING EXPENSES. It is acknowledged that the New Lease is a NNN Lease obligating Seller as Tenant to pay all operating expenses, including all costs relating to service contracts in connection with the Property. Buyer shall have no obligation of any kind whatsoever for any operating expenses accruing or attributable to the Property prior to the Closing Date and Seller shall pay all such expenses. Further, commencing as of the Closing Date and continuing thereafter, Seller as the tenant of the Property pursuant to the New Lease shall be required to pay all operating expenses accruing and attributable to the Property, and Buyer shall have no responsibility for such expenses. Further, all service contracts in connection with the Property shall, following the Closing, continue to be maintained by Seller as the tenant of the Property pursuant to the New Lease and Buyer shall have no responsibility to pay any costs or undertake any obligations in connection with any service contracts with respect to the Property.

               9.1.3 CALCULATION OF PRORATIONS. All prorations shall be made on the basis of the actual number of days of the year and month which have elapsed as of 12:01 a.m. Pacific Daylight Time on the Closing Date.

          9.2  CLOSING COSTS.

               9.2.1 SELLER'S COSTS. Seller shall pay (i) the premium for the standard coverage CLTA portion of the Buyer's Title Policy; (ii) the cost of the Survey; (iii) all county documentary and transfer taxes, and fifty percent (50%) of the city transfer taxes; (iv) all escrow fees and costs, including recording costs; and (v) all sales taxes, if any.

               9.2.2 BUYER'S COSTS. Buyer shall pay (i) fifty percent (50%) of the city transfer taxes; and (ii) the incremental premium for the ALTA portion of Buyer's Title Policy and the premium for any endorsements.

           9.3 SECURITY DEPOSITS. It is acknowledged that in connection with the close of the Seller Escrow, Seller shall be entitled to retain any security deposit having been paid by Seller to South Bay. As of the Closing pursuant to the Escrow, Seller shall pay to Buyer through Escrow the amount of any security deposit, if any, required to be paid by Seller pursuant to the New Lease.

          9.4 OTHER EXPENSES. Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller respectively.

    10. OPERATION OF PROPERTY PENDING THE CLOSING. Following the Effective Date and pending the Closing, the Seller shall operate the Property in accordance with the following:

          10.1 NORMAL COURSE OF BUSINESS. Seller shall continue to operate, manage and maintain the Property in such condition so that the Property shall be in the same condition as of the Closing Date as it is as of the Effective Date, reasonable wear and tear and casualty excepted. Seller shall maintain all existing insurance policies in connection with the Property and shall keep in effect and renew without modification all licenses, permits and entitlements applicable to the Property. Seller shall not make any material alterations to the Property or remove any Personal Property without the prior written approval of Buyer.

          10.2 FURTHER ENCUMBRANCES. Seller shall not voluntarily execute any documents or otherwise take any action which will have the result of conveying, transferring or encumbering the Property or any portion thereof in any fashion whatsoever.

          10.3 ADDITIONAL NEW LEASES. Other than the New Lease, which is to be executed by Seller as tenant and Buyer as landlord, Seller shall not enter into any other leases, rental agreements, or occupancy agreements either as landlord or tenant or modify in any fashion any existing leases (except termination of the Existing Lease) or undertake any assignment or sublease in connection with any lease or in connection with the Property without the prior written approval of Buyer, which approval may be withheld by Buyer in its absolute discretion.

          10.4 ENVIRONMENTAL MATTERS. Seller shall not (or permit any other tenant of the Real Property or any portion thereof to) use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Materials in, on or under the Real Property except in accordance with applicable Environmental Law (as defined in Section 11.2.10 below) or release any Hazardous Materials into the air, soil, surface water or ground water comprising the Real Property.


     11.  REPRESENTATIONS AND WARRANTIES

          11.1 NO REPRESENTATIONS OR WARRANTIES BY SELLER. Except as expressly set forth in this Agreement, Seller has not made any warranty or representation, express or implied, written or oral, concerning the Property.

          11.2 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that:

                11.2.1 AUTHORITY. This Agreement constitutes the valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and general equitable principles. Seller is a corporation, validly formed, duly organized and in good standing under the laws of the State of Delaware. Seller has full power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement, delivery of money and all required documents, Seller's performance of this Agreement and the transaction contemplated hereby have been duly authorized by the requisite action on the part of Seller. Neither the execution and delivery of this Agreement, nor the transaction contemplated by this Agreement will conflict in any material respect or constitute a breach under any agreement or instrument by which Seller or the Property is bound.

          11.2.2 PENDING ACTIONS. Except as disclosed in writing to Buyer, there are no pending or threatened actions, suits, arbitrations, claims or proceedings, at law or in equity, including without limitation, any action or proceeding for condemnation, affecting the Property of in which Seller is, or to the best of Seller's knowledge, will be, a party by reason of Seller's ownership of the Property.

          11.2.3 GOVERNMENTAL REGULATIONS. Seller is not knowingly in violation of governmental regulations relating to the Property including, without limitation, the Americans With Disability Act, and Seller has not received notice of any violations of governmental regulations relating to the Property. To the best of Seller's knowledge, the Improvements are permitted structures under applicable zoning and building laws and ordinances and the present uses thereof are permitted uses under applicable zoning and building laws and ordinances. To the best of Seller's knowledge, the conveyance of the Property to Buyer will not violate any governmental regulations and will include all rights necessary to permit continued compliance by the Property will all governmental regulations.

          11.2.4 LICENSES. To the best of Seller's knowledge, all licenses, approvals, permits and certificates from governmental authorities or private parties currently necessary for the use and operation of the Property, as it is currently being used and operated, have been obtained.

          11.2.5 TAXES. Except for the amounts disclosed by the tax bills for all real property taxes and personal property taxes, and notices for any assessments or bonds relating to the Property provided by Seller to Buyer, to the best of Seller's knowledge, no real property taxes have been assessed against the Property for the current tax year and no supplemental taxes or assessments will be levied against the Property, resulting from work, activities or improvements done to the Property by Seller.

          11.2.6 UTILITIES. The Improvements are connected to and are served by water, solid waste and sewage disposal, drainage, telephone, electricity and other utility equipment facilities and services which are adequate for the present use and operation of the Property and to the best of Seller's knowledge, no fact or condition exists which would result in the termination or impairment in the furnishing of utility services to the Improvements.

          11.2.7 PHYSICAL DEFECTS. To the best of Seller's knowledge, there are no material physical or mechanical defects or deficiencies in the condition of the Property, including, but not limited to, the roofs, exterior walls or structural components of the Improvements and the heating, air conditioning, plumbing, ventilating, elevator, utility, sprinkler and other mechanical and electrical systems, apparatus and appliances located in the Improvements.

          11.2.8 SOIL DEFECTS. To the best of Seller's knowledge, there are no defects or conditions of the soil which will impair the present use and operation of the Property.

          11.2.9 INSURANCE NOTICE. Neither Seller nor, to the best of Seller's knowledge, South Bay has received any notice from any insurance company of any defects or inadequacies in any portion of the Real Property.

          11.2.10 HAZARDOUS MATERIALS. To the best of Seller's knowledge, all operations or activities upon, or use or occupancy of the Real Property, or any portion thereof, is in all material respects in compliance with all state, federal and local laws and regulations governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal of Hazardous Materials. To the best of Seller's knowledge, except as set forth on EXHIBIT 11.2.10 to be attached hereto, there is not present upon the Real Property, or any portion thereof, any asbestos, or any structures, fixtures or equipment containing asbestos. To the best of Seller's knowledge, and except for matters, if any, disclosed in the environmental reports delivered to Buyer and listed on EXHIBIT 11.2.10 to be attached hereto, Seller has no current knowledge of, nor any reasonable cause to believe that, any release of Hazardous Materials has occurred on or beneath the Real Property, and neither Seller nor any tenant of the Real Property has been required by any governmental agency to undertake any remediation activity with respect to any Hazardous Materials on the Real Property. To Seller's knowledge, the environmental reports listed on EXHIBIT 11.2.10 constitute all of the environmental reports existing with respect to the Real Property. For purposes of this Agreement, the term "HAZARDOUS MATERIALS" shall refer to any material or substance defined as "hazardous substances", "hazardous materials", "hazardous waste", "toxic substance", or related terms under any federal, state or local law, ordinance or regulation or any court judgment applicable to Seller or to the Real Property, relating to environmental conditions (collectively, "ENVIRONMENTAL LAW") including, but not limited to, those relating to the release, emission, storage, discharge or disposal of substances defined therein. The Environmental Law includes, but is not limited to, those acts commonly known as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Carpenter-Presley-Tanner Hazardous Substance Act, the Safe Drinking Water and Toxics Enforcement Act, and all regulations adopted, publications promulgated, orders issued and official interpretations announced pursuant to those laws. In connection with the matters described above in this Section 11.2.10, Buyer shall, pursuant to Section 6.4.1, conduct its own Phase I Environmental Audit with respect to the Property and thereby conduct an independent investigation with respect to Hazardous Materials issues relating to the Property.

          11.2.11 MATERIAL FACTS. Seller has disclosed to Buyer all material facts and conditions of which Seller has knowledge regarding the Property and all instruments, documents, lists, schedules and items delivered to Buyer, and prepared by Seller or its agents, will fairly present the information set forth in a manner that is not misleading and will be true, complete and correct in all material respects on the date of delivery and upon the Closing, as they may be updated, modified or supplemented in accordance with this Agreement.

          11.2.12 LEASES. As of the date of this Agreement, except for the Existing Lease between Seller as tenant and South Bay as landlord as described above and as of the Closing, except for the New Lease, there are and will be no leases, subleases, occupancy, tenancies or licenses in effect pertaining to the Real Property or any portion thereof. The Existing Lease shall be terminated as of the closing of the Seller Escrow and following the Closing pursuant to the Escrow, the New Lease shall be the only lease, rental, tenancy or occupancy agreement or license in effect pertaining to the Real Property or any portion thereof.

          11.2.13 SERVICE CONTRACTS. There are no service or maintenance contracts maintained with respect to the Property other than those service or maintenance contracts maintained directly by Seller as the tenant of the Real Property. Such service contracts as maintained by Seller in connection with the Real Property are not being assigned pursuant to this Agreement and shall continue following the Closing as the sole responsibility of Seller.

          11.2.14 FINANCIAL RECORDS. To the best of Seller's knowledge, the financial and other records affecting the Property and delivered to Buyer, are complete and accurate in all material respects as of the date thereof, and were prepared on a consistent basis in accordance with generally accepted accounting principles.

          11.2.15 ACCESS. To the best of Seller's knowledge, no fact or condition exists which may result in the termination or reduction of the current access from the Property to existing roads and highways.

          11.2.16 FOREIGN PERSON. Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the income tax regulations issued thereunder.

          11.2.17 SQUARE FOOTAGE. The Improvements contain approximately 90,000 rentable square feet computed in accordance with BOMA standards.

          11.2.18 GOOD TITLE. Following the closing of the Seller Escrow, Seller will have good title to the Personal Property, if any, and to the Intangible Property, free and clear of all liens, encumbrances, security interest and adverse claims of any kind whatsoever.

          11.2.19 CORRECT COPIES. To the best of Seller's knowledge, all copies of documents delivered to Buyer or to be delivered to Buyer pursuant to Section 6.2.1 are and will be accurate and complete copies of the originals.

          11.2.20 OPTION TO PURCHASE. Seller possesses a valid option to purchase the Property, which option Seller represents will be timely exercised so that Seller can timely deliver the Property to Buyer in conformity with the provisions of this Agreement.

          11.2.21 TRUE AS OF CLOSING. Each representation and warranty in this Agreement is true, correct and complete in all material respects, and those contained in this Section 11.2 shall be continuing and shall be true, correct and materially complete as of the Closing with the same force and effect as if remade by Seller in a separate certificate at that time and shall survive the Closing.

          11.2.22 MATERIAL CHANGES. Seller shall promptly notify Buyer of any change in any condition with respect to the Property or any event or circumstance which makes any representation or warranty of Seller under this Agreement materially untrue or misleading, or any covenant of Seller under this Agreement incapable of being performed.

           11.2.23 SELLER'S KNOWLEDGE. For purposes of this Section 11.2, all references to Seller's knowledge shall be deemed to include the knowledge of Seller's property manager, if any.

     11.3 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that:

           11.3.1 AUTHORITY TO EXECUTE; ORGANIZATION. This Agreement constitutes valid and binding obligations of Buyer and is enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and general equitable principles. Buyer represents that it is a corporation, is validly formed and duly organized in good standing under the laws of the State of California and has full power and authority to enter into and perform this Agreement. The execution of this Agreement, delivery of money and all required documents, Buyer's performance of this Agreement and the transaction contemplated hereby have been duly authorized by the requisite action on the part of Buyer and Buyer's board of directors.

           11.3.2 FINANCIAL CONDITION. Buyer's financial condition is as represented to Seller on the Effective Date and shall not have materially adversely changed prior to the Closing Date.

           11.3.3 NO ENCUMBRANCE. Prior to Closing, Buyer shall neither encumber nor cause any liens to be created against the Property in any way, nor shall Buyer, at any time, record this Agreement or a memorandum thereof.

     12. INDEMNIFICATION.

         12.1 INDEMNIFICATION OF BUYER. Seller hereby agrees to indemnify Buyer against, and to hold Buyer harmless from, all losses, damages, costs and expenses whatsoever including without limitation reasonable legal fees and disbursements, incurred by Buyer relating to the Property which arise, result from or relate to (i) acts, occurrences or matters that took place prior to the Closing to the extent that any such claim described in this clause (i) is covered by the comprehensive general liability insurance policy maintained by Seller or otherwise covered pursuant to applicable insurance coverage maintained by Seller and in this connection Seller represents and warrants that Seller has during the period of its ownership maintained and continues to maintain comprehensive general liability insurance coverage; or
(ii) any breach of any of the representations or warranties of Seller set forth in Section 11.2 of this Agreement.

         12.2 DEFENSE OF CLAIMS AGAINST BUYER. With respect to any claim for which Buyer has requested indemnification under Section 12.1, Seller shall be entitled to assume the defense of any related litigation, arbitration or other proceeding, provided that Buyer may at its election and expense, participate in such defense, and provided further that if there is any difference of opinion or strategy with respect to the defense of such action or the assertion of counterclaims to be brought with respect thereto, Seller's counsel will, after consultation with Buyer's counsel, determine that actual strategy, defense or counterclaim to be employed. At Seller's reasonable request, Buyer will cooperate with Seller in the preparation of any defense for any such claim and Seller will reimburse Buyer for any reasonable expenses incurred in connection with such request. If Seller does not elect to assume the defense of any such matter and such matter is defended by Buyer, Seller shall have the right, at its sole expense, to employ separate counsel acceptable to Buyer and participate in such defense, provided that if there is any difference of opinion or strategy with respect to the defense of such action or the assertion of counterclaims to be brought with respect thereto, Buyer's counsel will, after consultation with Seller's counsel, determine the actual strategy, defense and/or counterclaim to be employed.

           12.3 INDEMNIFICATION OF SELLER. Buyer hereby agrees to indemnify Seller against, and to hold Seller harmless from, all losses, damages, costs and expenses whatsoever including without limitation reasonable legal fees and disbursements, incurred by Seller relating to the Property which arise, result from or relate to (i) acts, occurrences or matters that take place subsequent to the Closing and during the period of Buyer's ownership of the Property, to the extent that any such claim described in this clause (i) is covered by the comprehensive general liability insurance policy maintained by Buyer or otherwise covered pursuant to applicable insurance coverage maintained by Buyer and in this connection Buyer represents and warrants that Buyer will during the period of its ownership maintain comprehensive general liability insurance coverage; or (ii) any breach of any of the representations or warranties of Buyer set forth in Section 11.3 of this Agreement.

           12.4 DEFENSE OF CLAIMS AGAINST SELLER. With respect to any claim for which Seller has requested indemnification under Section 12.3, Buyer shall be entitled to assume the defense of any related litigation, arbitration or other proceeding, provided that Seller may at its election and expense, participate in such defense, and provided further that if there is any difference or opinion or strategy with respect to the defense of such action or the assertion of counterclaims to be brought with respect thereto, Buyer's counsel will, after consultation with Seller's counsel, determine the actual strategy, defense or counterclaim to be employed. At Buyer's reasonable request, Seller will cooperate with Buyer in the preparation of any defense for any such claim and Buyer will reimburse Seller for any reasonable expenses incurred in connection with such request. If Buyer does not elect to assume the defense of any such matter, and such matter is defended by Seller, Buyer shall have the right, at its sole expense, to employ separate counsel acceptable to Seller and participate in such defense, provided that if there is any difference of opinion or strategy with respect to the defense of such action or the assertion of counterclaims to be brought with respect thereto, Seller's counsel will, after consultation with Buyer's counsel, determine the actual strategy, defense and/or counterclaim to be employed.

       13. CASUALTY OR CONDEMNATION.

           13.1 CASUALTY. Prior to the Closing, and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Section 13.1. If, prior to the Closing, any part of the Real Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer of such fact. If such damage or destruction is "material", Buyer shall have the option to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller's notice. For purposes of this Section 13.1, "material" shall be deemed to be (i) any uninsured damage or destruction to the Property; (ii) any insured damage or destruction where the costs of repair or replacement is estimated to be Fifty Thousand Dollars ($50,000) or more or shall take more than one hundred

(100) days to repair, or (iii) any insured damage or destruction where the insurance proceeds available (plus deductible to be paid by Seller) is insufficient to repair the Property so as to return the Property to its condition prior to the occurrence of the damage or destruction; provided, however, in the case of any material damage or destruction (except where the cost of repair or replacement is estimated to be in excess of $200,000), upon notice of Buyer's intent to terminate this Agreement based on material damage, Seller may, at Seller's option, elect to repair such damage and destruction and keep this Agreement in full force an effect and in such event the Closing shall occur, provided that: (i) sufficient funds are held in Escrow from the Purchase Price in an amount reasonably satisfactory to Buyer so as to fully cover the cost of repair or replacement after giving effect to any available insurance proceeds; (ii) Seller is contractually bound to make the necessary repairs or replacements; and (iii) pursuant to the New Lease there shall be no abatement of rent or any other amounts payable by Seller as tenant, during the period following the Closing in which the repair or replacement occurs. If Buyer does not exercise this option to terminate this Agreement, or the casualty is not material, neither party shall have the right to terminate this Agreement, but Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep all insurance proceeds payable to it with respect to such destruction plus Seller shall pay over to Buyer an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment in the insurance claim. If Buyer does terminate this Agreement pursuant to this Section 13.1, this Agreement shall terminate, all rights and obligations hereunder of each party shall be at an end and the Title Company is hereby instructed to return promptly to the party which placed such items into Escrow all funds (including the Deposit together with interest accrued thereon to be promptly returned to Buyer) and documents which are held by the Title Company on the date of termination.

           13.2 CONDEMNATION. In the event that all or any portion of the Real Property shall be taken in condemnation or under the right of eminent domain after the Effective Date and before the Closing, Buyer may, at its option either (a) terminate this Agreement by written notice thereof to Seller and receive an immediate refund of the Deposit, together with any interest earned thereon, or (b) proceed to close the transaction contemplated herein pursuant to the terms hereof in which event Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep all awards for the taking by eminent domain which accrue to Seller and there shall be no reduction in the Purchase Price.

      14.  COMMISSIONS

           14.1 PAYMENT OF THE SALES COMMISSION. Subject to the occurrence of the Closing, Buyer agrees to pay in Escrow Ninety Thousand Dollars ($90,000,000) brokerage commission due from Buyer to Colliers Parrish International, Inc., Buyer's broker, for the sale of the Property. Buyer represents and warrants to the Seller that no other real estate broker or agent has been authorized to act on Buyer's behalf. Buyer and Seller each indemnifies the other party and agrees to defend and hold the other party harmless from any and all demands or claims which now or hereafter may be asserted against the other party for any brokerage fees, commissions or similar types of compensation which may be claimed by any broker as a result of the indemnifying party's acts in connection with this transaction, except as otherwise provided herein.

          14.2 LEASING COMMISSION. Seller shall pay all leasing commissions, if any, payable under the New Lease as of the Closing.

     15.  NOTICES.

          All notices, requests or demands to a party hereunder shall be in writing and shall be given or served upon the other party by personal service, by certified return receipt requested or registered mail, postage prepaid, or by Federal Express or other nationally recognized commercial courier, charges prepaid, addressed as set forth below. Any such notice, demand, request or other communication shall be deemed to have been given upon the earlier of personal delivery thereof, five (5) business days after having been mailed as provided above, or one (1) business day after delivery through a commercial courier, as the case may be. Notices may be given by facsimile and shall be effective upon the transmission of such facsimile notice provided that the facsimile notice is transmitted on a business day and a copy of the facsimile notice together with evidence of its successful transmission indicating the date and time of transmission is sent on the day of transmission by recognized overnight carrier for delivery on the immediately succeeding business day. Each party shall be entitled to modify its address by notice given in accordance with this Section 15.

            If to Seller:   Media Arts Group, Inc.
                            521 Charcot Avenue
                            San Jose, CA 95131
                            Attn: Bud Peterson
                            Fax: (408) 232-4822

          With a copy to:   Media Arts Group, Inc.
                            521 Charcot Avenue
                            San Jose, CA 95131
                            Attn: Jay Landrum, Esq.
                            Fax: (408) 324-2034

             If to Buyer:   Limar Realty Corp. #36
                            1730 South El Camino Real, Suite 400
                            San Mateo, CA 94402
                            Attn: Theodore H. Kruttschnitt
                            Fax: (415) 525-9345

          With a copy to:   H.L. (Bing) Heckman
                            Limar Financial Corporation
                            1730 South El Camino Real, Suite 400
                            San Mateo, CA 94402
                            Fax: (415) 525-9811

          With a copy to:   Walter F. Merkle, Esq.
                            Kay & Merkle
                            100 The Embarcadero, Penthouse
                            San Francisco, CA 94105

                            Fax: (415) 512-9277

     16.  MISCELLANEOUS.

          16.1 TIME. Time is of the essence in the performance of each party's obligation hereunder.

          16.2 ATTORNEYS' FEES. If any legal action, arbitration or other proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to an award of its attorneys' fees and expenses. The phrase "prevailing party" shall include a party who receives substantially the relief desired whether by dismissal, summary judgment, judgment or otherwise.

          16.3 NO WAIVER. No waiver by any party of the performance or satisfaction of any covenant or condition shall be valid unless in writing and shall not be considered to be a waiver by such party of any other covenant or condition hereunder.

          16.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties regarding the Property and supersedes all prior agreements, whether written or oral, between the parties regarding the same subject. This Agreement may only be modified in writing.

          16.5 SURVIVAL. The provisions of this Agreement shall not merge with the delivery of the Deed but shall, except as otherwise provided in this Agreement, survive the Closing.

          16.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and successors and assigns of Seller and Buyer; provided, however, that Buyer shall not assign Buyer's rights and obligations pursuant to this Agreement to any party without the prior written consent of Seller which consent shall not be unreasonably withheld.

          16.7 SEVERABILITY. In the case that any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          16.8 PURCHASE PRICE ALLOCATION. Buyer and Seller agree to exert their best efforts prior to Closing to agree on a mutual allocation of the Purchase Price between Land, Improvements and Personal Property. In the event that Buyer and Seller are unable to timely agree upon such an allocation, Buyer and Seller agree that no allocation shall be referenced in this Agreement or in any other agreements or documents executed in connection with this Agreement.

          16.9 CAPTIONS. Paragraph titles or captions contained in this Agreement are inserted as a matter of convenience only and for reference, and in no way define, limit, extend or describe the scope of this Agreement.

          16.10 EXHIBITS. All exhibits attached hereto shall be incorporated herein by reference as if set out herein in full.

          16.11 RELATIONSHIP OF THE PARTIES. The parties acknowledge that neither party is an agent for the other party, and that neither party shall or can bind or enter into agreements for the other party.

          16.12 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and be construed in accordance with the laws of the State of California.

          16.13 REVIEW BY COUNSEL. The parties acknowledge that each party and its counsel have reviewed and approved this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

          16.14 CONFIDENTIALITY. The parties hereto shall not disclose any of the material terms of this Agreement (except to the extent as may be required by law or as required by the Title Company or the officers, directors, partners, lenders and employees of the parties hereto in the ordinary course of business) without the prior written consent of the other party.

          16.15 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original. This Agreement shall only be effective if a counterpart is signed by both Seller and Buyer.

          16.16 LICENSED REAL ESTATE BROKERS. Seller hereby acknowledges that (a) Limar Financial Corporation ("LFC"), an affiliate of Buyer, is a licensed real estate broker under the laws of the State of California, (b) Thomas Numainville and H.L. (Bing) Heckman, officers of LFC and Buyer, are similarly so licensed and (c) no agency relationship has been created between Buyer and Seller (or between LFC, Thomas Numainville or H.L. (Bing) Heckman and Seller) with respect to the transactions subject to this Agreement.

     17.  LIQUIDATED DAMAGES.

          If Buyer breaches this Agreement, and the transaction contemplated by this Agreement fails to close solely by reason thereof, Seller shall be entitled to terminate this Agreement and retain the amount of the Deposit plus any accrued interest thereon (the "SPECIFIED SUM") as liquidated damages. SELLER AND BUYER ACKNOWLEDGE THAT SELLER'S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE SPECIFIED SUM IS A REASONABLE ESTIMATE OF SELLER'S DAMAGES. SELLER AND BUYER FURTHER AGREE THAT THIS SECTION IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER'S EXCLUSIVE REMEDY AGAINST BUYER, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY BUYER OF ITS OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

          Buyer's Initials                        Seller's Initials

     18. DEFINITIONS. For ease of reference, the defined terms as employed in this Agreement and as listed below are defined in the designated sections:

          18.1  "Additional Deposit" as defined in section 2.2
          18.2  "Agreement" as defined in first paragraph.
          18.3  "ALTA Supplement" as defined in section 6.3
          18.4  "Assignment" as defined in section 1.3
          18.5  "Bill of Sale" as defined in section 8.1.2
          18.6  "Buyer" as defined in first paragraph.
          18.7  "Buyer's Title Policy" as defined in section 3.2
          18.8  "Closing" as defined in section 5.1
          18.9  "Closing Date" as defined in section 5.1
          18.10 "Deed" as defined in section 8.1.1
          18.11 "Deed of Trust" as defined in section 5.3
          18.12 "Deposit" as defined in section 2.3
          18.13 "Due Diligence Date" as defined in section 6.1
          18.14 "Due Diligence Materials" as defined in section 6.2
          18.15 "Due Diligence Period" as defined in section 6.1
          18.16 "Effective Date" as defined in first paragraph.
          18.17 "Environmental Law" as defined in section 11.2.10
          18.18 "Escrow" as defined in section 4.1
          18.19 "Existing Lease" as defined in recital B
          18.20 "Hazardous Materials" as defined in section 11.2.10
          18.21 "Improvements" as defined in section 1.1.2
          18.22 "Initial Deposit" as defined in section 2.1
          18.23 "Intangible Property" as defined in section 1.3
          18.24 "Investigations" as defined in section 6.4.2
          18.25 "Land" as defined in section 1.1.1
          18.26 "Loan" as defined in section 5.3
          18.27 "LFC" as defined in section 16.16
          18.28 "New Lease" as defined in section 3.3
          18.29 "No Supplement Notice" as defined in section 6.3
          18.30 "Permitted Exceptions" as defined in section 6.3
          18.31 "Personal Property" as defined in section 1.1.3
          18.32 "Property" as defined in section 1.1
          18.33 "Purchase Price" as defined in section 2
          18.34 "Real Property" as defined in section 1.2
          18.35 "Seller" as defined in first paragraph
          18.36 "Seller Escrow" as defined in recital C
          18.37 "South Bay" as defined in recital B
          18.38 "Specified Sum" as defined in section 17
          18.39 "Survey" as defined in section 6.3
          18.40 "Title Company" as defined in section 4.1
          18.41 "Title Notice" as defined in section 6.3
          18.42 "Title Report" as defined in section 6.3

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


SELLER:                                BUYER:

MEDIA ARTS GROUP, INC.                 LIMAR REALTY CORP. #36
a Delaware corporation                 a California corporation


By: /s/ Bud Peterson                   By: /s/ Theodore H. Kruttschnitt
   --------------------------             ------------------------------
Name: Bud Peterson                         Theodore H. Kruttschnitt
     ------------------------              President
Title: CFO
      -----------------------

LIST OF EXHIBITS

Exhibit 1.1.1   -  Legal Description of Land
Exhibit 3.3     -  Form of New Lease
Exhibit 5.3-1   -  Form of Promissory Note
Exhibit 5.3-2   -  Form of Deed of Trust
Exhibit 8.1.1   -  Form of Grant Deed
Exhibit 8.1.2   -  Form of Bill of Sale
Exhibit 8.1.3   -  Form of Assignment
Exhibit 11.2.10 -  Schedule of Environmental Matters and Reports

                                 EXHIBIT 1.1.1

                           LEGAL DESCRIPTION OF LAND
                           -------------------------

The land referred to in this Agreement is situated in the State of California, County of Santa Clara, and is described as follows:

All that certain Real Property in the City of San Jose, County of Santa Clara, State of California, described as follows:

All of Parcel B, as shown upon that certain Map entitled, "Parcel Map being a Resubdivision of Parcel 1 as shown on the Parcel Map recorded in Book 316 of Maps, at Page 21, Santa Clara County Records", which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on February 3, 1976 in Book 367 of Maps, at Pages 27 and 28.

                                 EXHIBIT 3.3

                              FORM OF NEW LEASE